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                                                               EXHIBIT 10(cc)(2)

                          TRANSITION SERVICES AGREEMENT

                                     between

                            CENTERPOINT ENERGY, INC.

                                       and

                           TEXAS GENCO HOLDINGS, INC.

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                          TRANSITION SERVICES AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...............................................................................    1
         1.1          Additional Services...........................................................    1
         1.2          Ancillary Agreements..........................................................    1
         1.3          CenterPoint Group.............................................................    1
         1.4          Corporate Center Services.....................................................    1
         1.5          Genco Distribution............................................................    1
         1.6          Genco Distribution Date.......................................................    1
         1.7          Genco Separation Agreement....................................................    2
         1.8          Genco Group...................................................................    2
         1.9          Group.........................................................................    2
         1.10         Impracticable.................................................................    2
         1.11         Information Technology Services...............................................    2
         1.12         Initial Services..............................................................    2
         1.13         Liability.....................................................................    2
         1.14         Providing Company.............................................................    2
         1.15         Receiving Company.............................................................    2
         1.16         Representative................................................................    2
         1.17         Services......................................................................    2
         1.18         Shared Services...............................................................    2
         1.19         Subsidiary....................................................................    2
         1.20         System........................................................................    2

ARTICLE II SERVICES.................................................................................    3
         2.1          Services......................................................................    3
         2.2          Subsidiaries; Services Performed by Others....................................    4
         2.3          Charges and Payment...........................................................    5
         2.4          General Obligations; Standard of Care.........................................    8
         2.5          Certain Limitations...........................................................   10
         2.6          Confidentiality...............................................................   10
         2.7          Term; Early Termination.......................................................   11
         2.8          Disclaimer of Warranties, Limitation of Liability and Indemnification.........   12
         2.9          Representatives...............................................................   13
         2.10         Employee Matters..............................................................   13

ARTICLE III MISCELLANEOUS...........................................................................   13
         3.1          Taxes.........................................................................   13
         3.2          Laws and Governmental Regulations.............................................   14
         3.3          Relationship of Parties.......................................................   14
         3.4          References....................................................................   14
         3.5          Modification and Amendment....................................................   14

                                       -i-

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
         3.6          Inconsistency.................................................................   14
         3.7          Resolution of Disputes........................................................   15
         3.8          Successors and Assignment.....................................................   15
         3.9          Notices.......................................................................   15
         3.10         Governing Law.................................................................   15
         3.11         Severability..................................................................   15
         3.12         Counterparts..................................................................   15
         3.13         Rights of the Parties.........................................................   15
         3.14         Reservation of Rights.........................................................   15
         3.15         Entire Agreement..............................................................   16

                                      -ii-

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                          TRANSITION SERVICES AGREEMENT

                  THIS TRANSITION SERVICES AGREEMENT, entered into effective as of August 31, 2002 (the "Effective Date"), is between CenterPoint Energy, Inc., a Texas corporation ("CenterPoint"), and Texas Genco Holdings, Inc., a Texas corporation ("Genco"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or assigned to them in the Genco Separation Agreement (as defined below).

                  WHEREAS, Genco is an indirect, wholly owned Subsidiary of CenterPoint; and

                  WHEREAS, the parties have entered into a Separation Agreement of even date herewith (the "Genco Separation Agreement") pursuant to which, among other things, approximately 19% of the shares of Genco common stock owned by CenterPoint will be distributed to the shareholders of CenterPoint (the "Genco Distribution"); and

                  WHEREAS, the parties agree that it will be necessary and desirable for CenterPoint to provide to Genco the "Services" described herein for a transitional period following the Genco Distribution.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  For the purpose of this Agreement the following terms shall have the following meanings:

                  1.1 ADDITIONAL SERVICES. "Additional Services" shall have the meaning set forth in subsection 2.1(c).

                  1.2 ANCILLARY AGREEMENTS. "Ancillary Agreements" has the meaning assigned to that term in the Genco Separation Agreement.

                  1.3 CENTERPOINT GROUP. "CenterPoint Group" shall mean CenterPoint and its Subsidiaries excluding Genco and other members of the Genco Group.

                  1.4 CORPORATE CENTER SERVICES. "Corporate Center Services" shall mean the Services described in Exhibit 2.1(a)(i).

                  1.5 GENCO DISTRIBUTION. "Genco Distribution" has the meaning set forth in the recitals hereto.

                  1.6 GENCO DISTRIBUTION DATE. "Genco Distribution Date" has the meaning assigned to that term in the Genco Separation Agreement.

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                  1.7      GENCO SEPARATION AGREEMENT. "Genco Separation
Agreement" has the meaning set forth in the recitals hereto.

                  1.8 GENCO GROUP. "Genco Group" shall mean Genco and its Subsidiaries.

                  1.9 GROUP. "Group" shall mean either of the CenterPoint Group or the Genco Group, as the context requires.

                  1.10 IMPRACTICABLE. "Impracticable" (and words of similar import) shall have the meaning set forth in Section 2.5(b).

                  1.11 INFORMATION TECHNOLOGY SERVICES. "Information Technology Services" shall mean the Services described in Exhibit 2.1(a)(ii).

                  1.12 INITIAL SERVICES. "Initial Services" shall have the meaning set forth in Section 2.1(a).

                  1.13 LIABILITY. "Liability" has the meaning assigned to that term in the Genco Separation Agreement.

                  1.14 PROVIDING COMPANY. "Providing Company" shall mean, with respect to any particular Service, CenterPoint, or if a CenterPoint Subsidiary is identified on the applicable Exhibit as the party to provide such Service, such CenterPoint Subsidiary.

                  1.15 RECEIVING COMPANY. "Receiving Company" shall mean, with respect to any particular Service, Genco or such Genco Subsidiary or Genco Subsidiaries as may be identified on the applicable Exhibit as the party to receive such Service or as Genco may hereafter designate to receive such Service.

                  1.16 REPRESENTATIVE. "Representative" of any party shall mean a managerial level employee appointed by such party to have the responsibilities and authority set forth in Section 2.9.

                  1.17 SERVICES. "Services" shall have the meaning set forth in Section 2.1(c).

                  1.18 SHARED SERVICES. "Shared Services" shall mean the Services described in Exhibit 2.1(a)(iii).

                  1.19 SUBSIDIARY. "Subsidiary" shall mean, with respect to CenterPoint or Genco, a corporation, partnership, limited partnership, limited liability company or other entity more than 50% of the voting common stock or other interests entitled to vote generally for the election of directors (or comparable governing body) is owned, directly or indirectly, by CenterPoint or Genco, respectively.

                  1.20 SYSTEM. "System" shall mean the software, hardware, data store or maintenance and support components or portions of such components of a set of information technology assets identified in Exhibit 2.1(a)(ii) hereto.

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                                   ARTICLE II
                                    SERVICES

                  2.1      SERVICES.

                  (a) INITIAL SERVICES. Except as otherwise provided herein, during the applicable term determined pursuant to Section 2.7 hereof, the following "Initial Services" shall be provided by CenterPoint or other Providing Company with respect to a Service to Genco or other Receiving Company with respect to a Service:

                  (i)      Corporate Center Services;

                  (ii)     Information Technology Services; and

                  (iii)    Shared Services.

                  (b) FINAL EXHIBITS. The parties have made good faith efforts as of the date hereof to identify each Initial Service and complete the content of each Exhibit pertaining to the Initial Services. To the extent an Exhibit has not been prepared for an Initial Service or an Exhibit is otherwise incomplete as of the date hereof, the parties shall use good faith efforts to prepare or complete Exhibits by the Genco Distribution Date. Any Services reflected on any such additional or amended Exhibit shall be deemed an "Initial Service" as if set forth on such Exhibit as of the date hereof.

                  (c)      ADDITIONAL SERVICES.

                  (i) From time to time after the Genco Distribution Date, the parties may identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "Additional Services" and, together with the Initial Services, the "Services"). The parties shall create an Exhibit for each Additional Service setting forth a description of the Service, the time period during which the Service will be provided, the charge for the Service and any other terms applicable thereto and obtain the approval of each party's Representative. Except as set forth in Section 2.1(c)(ii), the parties may, but shall not be required to, agree on Additional Services during the term of this Agreement.

                  (ii) Except as set forth in the next sentence, the Providing Company shall be obligated to perform, at charges established pursuant to Section 2.3, any Additional Service that: (A) was provided by the Providing Company immediately prior to the Genco Distribution Date and that the Receiving Company reasonably believes was inadvertently or unintentionally omitted from the list of Initial Services or (B) is essential to effectuate an orderly transition of Genco to an independently managed, public company following the Genco Distribution, unless in either case such performance would significantly disrupt the Providing Company's operations or materially increase the scope of its responsibility under this Agreement. If the Providing Company reasonably believes the performance of Additional Services required under the foregoing clauses (A) or (B) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, the Providing Company and the Receiving

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         Company shall negotiate in good faith to establish terms under which the Providing Company can provide such Additional Services, but the Providing Company shall not be obligated to provide such Additional Services if, following good faith negotiation, the Providing Company and the Receiving Company are unable to reach agreement on such terms.

                  (d) SCALED UP OR MODIFIED SERVICES. If Genco requests the level at which any Service is to be provided to be scaled up to a level in excess of the level in effect on the Genco Distribution Date (or, in the case of Corporate Center Services, such levels as may reasonably be expected to result taking into account the status of Genco as a separate public company), or a modification to any Service, Genco shall give CenterPoint such advance notice as it may reasonably require sufficient to enable CenterPoint to make any necessary preparations to perform such Services on the scaled-up or modified basis, and to develop changes in the cost-based rates for those services as described in
Section 2.3(d). For purposes of this Section, the level of a Service shall be considered to be "scaled up" if providing the service at the proposed level involves an increase in personnel, equipment or other resources that is not, in the opinion of the Providing Company, de minimis and is not reasonably embraced by the agreed definition and scope of that Service prior to the proposed increase.

                  2.2 SUBSIDIARIES; SERVICES PERFORMED BY OTHERS. At its option, a Providing Company may cause any Service it is required to provide hereunder to be provided by any other Person that is providing, or may from time to time provide, the same or similar services for the Providing Company. Unless otherwise specified herein or on an Exhibit hereto, the Providing Company shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided. A Receiving Company may direct that any Service required to be provided hereunder be provided for the benefit of another member of the Group of which the Receiving Company is a member, but unless specified herein or on an Exhibit hereto, the Receiving Company shall be responsible for the payment of charges and other performance required of the Receiving Company with respect to such Service.

                  To the extent CenterPoint personnel who traditionally have provided services contemplated by this Agreement are transferred to a similar position with Genco or a member of the Genco Group, such personnel shall continue to provide services to Genco and, until the Genco Distribution Date, will provide such services to CenterPoint to the extent CenterPoint requests. To the extent such transferred personnel provide services to Genco, CenterPoint shall be relieved of its obligations to provide such services to Genco under this Agreement.

                  If CenterPoint personnel necessary to provide services under this Agreement are transferred to Genco before the Genco Distribution Date and CenterPoint is thereby rendered unable to continue to provide such services as contemplated by this Agreement, CenterPoint shall be excused from its obligations to provide such services, except to the extent either (i) such services can reasonably be provided from personnel remaining with CenterPoint without an increase in costs to CenterPoint that are not subject to reimbursement under this Agreement or (ii) such services are treated as Additional Services.

                  Services that Genco provides to CenterPoint prior to the Genco Distribution Date shall be treated as though Genco is the Providing Company and CenterPoint is the Receiving

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Company under this Agreement. CenterPoint shall compensate Genco for such services in the same manner as Genco compensates CenterPoint for similar services, and the risk allocation to Genco for such services shall be the same as the risk allocation to CenterPoint for the services.

                  2.3      CHARGES AND PAYMENT.

                  (a) GENERAL PRINCIPLES RELATING TO CHARGES FOR SERVICES. Subject to the specific terms of this Agreement, the Services will be charged and paid for on the same general basis as has been heretofore in effect, with the intent that such charges shall approximate the fully allocated direct and indirect costs of providing the services, including reimbursement of out-of-pocket third party costs and expenses, but without any element of profit except to the extent routinely included as a component of traditional utility cost of capital. It is the further intent of the parties that the fully allocated direct and indirect costs incurred by CenterPoint and its Subsidiaries in providing Services under this Agreement and similar services to other entities within the CenterPoint Group will be charged for on a basis that allocates such costs charged on a fair, nondiscriminatory basis. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on an Exhibit for a particular Service, provided, however, that charges incurred in excess of any such estimate shall not justify stopping the provision of, or payment for, Services under this Agreement.

                  (i) Special Provisions for Corporate Center Services. In the case of Corporate Center Services, the costs of Services included in Exhibit 2.1(a)(i) will be direct billed on the basis of the fully allocated direct and indirect costs of providing those Services determined under the principles set forth in Section 2.3(a) where practicable. The costs of all other Corporate Center Services will be gathered in a common cost pool with similar services provided to other members of the CenterPoint Group and allocated to Genco and to other members of the CenterPoint Group pursuant to the existing methodology derived from the 1999 corporate cost allocation study conducted for Reliant Energy, Incorporated by DMG Maximus. As is the case under the current methodology, when there is a significant increase or decrease in one or more components of the cost of providing a Service, or when a category of Services is terminated as provided in Section 2.7, an adjustment to the allocation will be made by CenterPoint to reflect such changes. Out-of-pocket costs and expenses will also be included in the charges as provided in this Section 2.3(a).

                  (ii) Special Provisions for Information Technology Services. In the case of Information Technology Services, Services will be charged initially based on the rates and usage formulas set forth in
         Exhibit 2.1(a)(ii) and shall be adjusted from time to time thereafter. The rates and formulas in effect at the Genco Distribution Date will continue in effect until December 31, 2003, unless adjustments prior to that date are required as specified in Section 2.3(b). Out-of-pocket costs and expenses will also be included in the charges as provided in this Section 2.3(a). Subsequent to December 31, 2003, components of rates attributable to equipment usage will be adjusted to reflect compensation for depreciation and return on capital investment.

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                  In the case of any Services associated with facilitating the transition to an independent information technology infrastructure for Genco (as distinguished from the continuation of services of the nature heretofore provided) the scope and pricing of which has not been defined as of the Genco Distribution Date, the rates therefor will be determined by CenterPoint on the basis of the same cost-based methodology underlying the pricing of other Services provided under this Agreement. CenterPoint and Genco will use their respective commercially reasonable efforts to minimize incremental costs of effecting a transition to an independent information technology infrastructure for Genco.

                  It is understood that, except as otherwise provided herein or agreed in writing, the cost of buying new hardware or obtaining new software licenses specifically for the benefit of Genco shall be the responsibility of Genco.

                  It is understood that CenterPoint's commitment to deliver the level of service specified herein (including any Exhibits hereto) is contingent upon adherence by Genco to CenterPoint's process and technology standards as currently in effect and as subsequently modified and communicated to Genco.

                  It is understood that CenterPoint is responsible for protecting the performance levels and security of existing systems and information technology infrastructure. Accordingly, Genco agrees to review all modifications to any existing system currently running on CenterPoint's infrastructure and to obtain CenterPoint's approval, which shall not be unreasonably withheld, for such modifications. Similarly, Genco will review all new systems to be run on CenterPoint's infrastructure, or which connect with it, and will obtain CenterPoint's approval, which shall not be unreasonably withheld or delayed, before such systems are put in development or production.

                  It is understood that the rates provided for herein are based on a continuation of CenterPoint's centralized information technology infrastructure and organization. If Genco requests changes to any Services provided that require the segmentation of CenterPoint's information technology infrastructure into multiple or independent units, CenterPoint shall have the right to elect whether or not to provide Services on such changed basis, including the right to establish the economic terms on which it is willing to provide such Services.

                  (iii) Special Provisions for Shared Services. In the case of Shared Services, the Services will be charged initially based on the rates and usage formulas set forth in the applicable Service Level Agreements covering services referenced in Exhibit 2.1(a)(iii) and shall be adjusted from time to time thereafter, as provided herein. The rates and formulas in effect at the Genco Distribution Date will continue in effect until December 31, 2003, unless adjustments prior to that date are required as specified in Section 2.3(b). Out-of-pocket costs and expenses will also be included in the charges as provided in this Section 2.3(a).

                  (b) ECONOMIC REOPENER. If, in the case of any Services, events or circumstances arise which, in the opinion of the Providing Company, render the costs of providing such Services as determined under the principles set forth in Section 2.3(a) materially

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different from those being charged under a specific rate or formula then in effect, the specific rate or formulas shall be equitably adjusted to take into account such events or changed circumstances and bring them into line with the general principles set forth in Section 2.3(a). Rates for a Service will also be adjusted on a pro rata basis whenever the cost of providing the Service increases by reason of the necessity to renegotiate a software license or obtain a new license as a result of the change in the relationship between the Providing Company and the entity to whom the Service is provided.

                  (c) ANNUAL ADJUSTMENTS. Specific rates and formulas for Services provided hereunder shall be subject to adjustment as of January 1 in each year commencing January 1, 2004 to bring the rates and formulas into conformity with the general principles referred to in Section 2.3(a), based on estimated fixed and variable costs and budgeted usage levels for the year commencing on such January 1.

                  (d) SCALED UP OR MODIFIED SERVICES. If Genco requests the scaling up or modifications of services under Section 2.1(d), CenterPoint shall determine appropriate changes in the charges for such scaled up or modified services in accordance with the general principles set forth in Section 2.3(a) and shall give notice thereof to Genco. CenterPoint shall not be required to incur costs or obligations or otherwise commit time and resources in preparation for providing such Services on the scaled up or modified basis (except to the extent necessary to make such determination of appropriate changes in the charges to be made) unless and until Genco gives CenterPoint notice that it will accept the charges for such services determined by CenterPoint in accordance with this Section 2.3(d). If the scaling up of Services requires the hiring of additional employees by CenterPoint or its Subsidiaries or the procurement of additional equipment or services (other than equipment or services the full cost of which is paid or reimbursed by Genco on a current basis), CenterPoint may include in the charges for the scaled up services provisions for recovery (either as part of the periodic rate or as payments due upon termination of the Services) of (a) employee severance expenses and (b) the cost of equipment and systems that CenterPoint cannot otherwise recover following termination of the Services, in each case to the extent attributable to the scaled-up service levels. In case any scaling up or modification of services requires the incurrence of costs to implement such modification or scaling up (for example, an SAP change or payroll configuration), CenterPoint may charge Genco for such costs on an "up front" basis, in addition to any adjustments in periodic rates occasioned by such scaling up or modification.

                  (e) CHARGES FOR ADDITIONAL SERVICES. The Receiving Company shall pay the Providing Company the charges, if any, set forth on each Exhibit hereafter created for each of the Additional Services listed therein. Charges, if any, for other Additional Services, including those required by
Section 2.1(c)(ii), shall be determined according to methods in use prior to the Genco Distribution Date or such other method as may be mutually agreed that ensures that the Providing Company recovers costs and expenses, but without any profit except to the extent routinely included as a component of traditional utility cost of capital, in accordance with subsection 2.3(a). Notwithstanding the foregoing, however, the agreement of a party to provide or receive any Additional Service that is not required pursuant to Section 2.1(c)(ii) at any given rate or charge shall be at the sole discretion of such party.

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                  (f)      PAYMENT TERMS. Charges and collections for Services
rendered pursuant to this Agreement shall continue to be made using the SAP functionality in use as of the date of this Agreement unless and until either party elects to discontinue such procedures, in which case the Providing Company shall thereafter bill the Receiving Company monthly for all charges pursuant to this Agreement and the Receiving Company shall pay the Providing Company for all Services within 30 days after receipt of an invoice therefor. Charges shall be supported by reasonable documentation (which may be maintained in electronic form), consistent with past practices. Late payments shall bear interest at the lesser of the prime rate announced by Chase Bank and in effect from time to time plus 2% per annum or the maximum non-usurious rate of interest permitted by applicable law.

                  (g) PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, the Receiving Company shall not be charged under this Agreement for any Services that are specifically required to be performed under the Genco Separation Agreement or any other Ancillary Agreement and any such other Services shall be performed and charged for in accordance with the terms of the Genco Separation Agreement or such other Ancillary Agreement.

                  (h) ERROR CORRECTION; TRUE-UPS; ACCOUNTING. The Providing Company shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges. The Providing Company and the Receiving Company shall conduct an annual true-up process to adjust charges based on a reconciliation of differences in budgeted usage and costs with actual experience. It is the intent of the parties that such true-up process will be conducted using substantially the same process, procedures and methods of review as have been heretofore in effect. Services under this Agreement and charges therefor shall be subject to the audit rights set forth in Section 8.4 of the Genco Separation Agreement.

                  2.4      GENERAL OBLIGATIONS; STANDARD OF CARE.

                  (a) PERFORMANCE METRICS: PROVIDING COMPANY. Subject to Sections 2.3 and 2.5(c), the Providing Company shall maintain sufficient resources to perform its obligations hereunder and shall perform such obligations in a commercially reasonable manner. Specific performance metrics for the Providing Company may be set forth in Exhibits. Where none is set forth, the Providing Company shall provide Services in accordance with the policies, procedures and practices in effect before the date of this Agreement and shall exercise the same care and skill as it exercises in performing similar services for itself.

                  (b) PERFORMANCE METRICS: RECEIVING COMPANY. Specific performance metrics for the Receiving Company may be set forth in Exhibits. Where none is set forth, the Receiving Company shall, in connection with receiving Services, follow the policies, procedures and practices in effect before the date of this Agreement including providing information and documentation sufficient for the Providing Company to perform the Services as they were performed before the date of this Agreement and making available, as reasonably requested by the Providing Company, sufficient resources and timely decisions, approvals and acceptances in order that the Providing Company may accomplish its obligations hereunder in a timely manner.

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                  (c)      TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties
acknowledge the transitional nature of the Services and that the Providing Company may make changes from time to time in the manner of performing the Services if the Providing Company is making similar changes in performing similar services for members of its own Group and if the Providing Company furnishes to the Receiving Company substantially the same notice the Providing Company shall provide members of its own Group respecting such changes.

                  (d) RESPONSIBILITY FOR ERRORS; DELAYS. The Providing Company's sole responsibility to the Receiving Company:

                  (i) for errors or omissions in Services shall be to furnish correct information and/or adjustment in the Services, at no additional cost or expense to the Receiving Company; provided, the Receiving Company must promptly advise the Providing Company of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in subsection 2.4(b); and provided, further, that the responsibility to furnish correct information or an adjustment of services at no additional cost or expense to the Receiving Company shall not be construed to require the Providing Company to make any payment or incur any Liability for which it is not responsible, or with respect to which it is provided indemnity, under
         Section 2.8; and

                  (ii) for failure to deliver any Service because of Impracticability shall be to use commercially reasonable efforts, subject to subsection 2.5(b), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

                  (e) GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to systems used in connection with Services to the extent the systems in use are designed and configured to permit such access, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such consents, licenses, sublicenses or approvals shall be allocated in accordance with Section 2.3. The parties will maintain documentation supporting the information contained in the Exhibits and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

                  (f) ALTERNATIVES. If the Providing Company reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to subsection 2.4(e) or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, the Providing Party shall use commercially reasonable efforts, subject to Section 2.5(b) and
Section 2.5(c), to continue providing the Service or, in the case of Systems, to support the function to which the System relates or permit Receiving Party to have access to the System so Receiving Party can support the function itself.

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                  2.5      CERTAIN LIMITATIONS.

                  (a) SERVICE BOUNDARIES AND SCOPE. Except as provided in an Exhibit for a specific Service, (i) the Providing Company shall be required to provide the Services only at the locations such Services are being provided by the Providing Company for the members of the Genco Group immediately prior to the Genco Distribution Date; and (ii) the Services will be available only for purposes of conducting the business of Genco and its Subsidiaries substantially in the manner it was conducted prior to the Genco Distribution Date.

                  (b) IMPRACTICABILITY. The Providing Company shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of the Providing Company including unfeasible technological requirements, or to the extent the performance of such Services (i) would require the Providing Company to violate any applicable laws, rules or regulations or (ii) would result in the breach of any software license or other applicable contract in effect on the date of this Agreement.

                  (c) ADDITIONAL RESOURCES. Except as provided in an Exhibit for a specific Service, in providing the Services, the Providing Company shall not be obligated to (i) maintain the employment of any specific employee;
(ii) purchase, lease or license any additional equipment or software; or (iii) pay any costs related to the transfer or conversion of the Receiving Company's data to the Receiving Company or any alternate supplier of Services.

                  (d) NO SALE, TRANSFER, ASSIGNMENT. No Receiving Company may sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any Person other than a member of the Genco Group.

                  2.6      CONFIDENTIALITY.

                  (a) INFORMATION SUBJECT TO OTHER OBLIGATIONS. The Providing Company and the Receiving Company agree that all Information regarding the Services, including, but not limited to, price, costs, methods of operation, and software, and all Information provided by any Receiving Company in connection with the Services, shall be maintained in confidence and shall be subject to Sections 8.2 and 8.11 of the Genco Separation Agreement.

                  (b) ALL INFORMATION CONFIDENTIAL. The Providing Company's Systems used to perform the Services provided hereunder are confidential and proprietary to the Providing Company or third parties. The Receiving Company shall treat these Systems and all related procedures and documentation as confidential and proprietary to the Providing Company or its third party vendors.

                  (c) INTERNAL USE; TITLE, COPIES, RETURN. Subject to the applicable provisions of the Genco Separation Agreement governing ownership, use and licensing of Intellectual Property (as defined therein), the Receiving Company agrees that:

                  (i) all Systems, procedures and related materials provided to the Receiving Company are for the Receiving Company's internal use only and only as related to the Services or any of the underlying Systems used to provide the Services;

                  (ii) title to all Systems used in performing the Services provided hereunder shall remain in the Providing Company or its third party vendors;

                  (iii) The Receiving Company shall not copy, modify, reverse engineer, decompile or in any way alter Systems without the Providing Company's express written consent; and

                  (iv) Upon the termination of any of the Services, the Receiving Company shall return to the Providing Company, as soon as practicable, any equipment or other property of the Providing Company relating to the Services which is owned or leased by it and is or was in the Receiving Company's possession or control.

                  2.7      TERM; EARLY TERMINATION.

                  (a) TERM. The term of this Agreement shall commence on the date hereof and shall remain in effect through the earlier of such time as
(i) all Services are terminated as provided in this Section or (ii) CenterPoint ceases to own a majority of the voting power represented by the outstanding Genco common stock. This Agreement may be extended by the parties in writing either in whole or with respect to one or more of the Services, provided, however, that such extension shall only apply to the Service for which the Agreement was extended. The parties may agree on an earlier expiration date respecting a specific Service by specifying that date on the Exhibit for that Service. Services shall be provided up to and including the date set forth in the applicable Exhibit, subject to earlier termination as provided herein.

                  (b) TERMINATION BY GENCO OF SPECIFIC SERVICE CATEGORIES. Genco may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Providing Party as follows:

                  (i) for Corporate Center Services, except to the extent otherwise provided in Exhibit 2.1(a)(i), a terminated category of Services must include all Services included in one of the nine major service categories specified in Exhibit 2.1(a)(i), and notice of termination thereof must be given at least 30 days in advance of the effective date of the termination.

                  (ii) for Information Technology Services, a terminated category of Services must include one of the thirteen major service categories specified in Exhibit 2.1(a)(ii), in its entirety, and a notice of termination must be given at least 90 days in advance of the effective date of the termination.

                  (iii) for Shared Services, a terminated category of Services must include a complete service function specified in Exhibit 2.7(b)(iii) and advance notice of termination for that function must be given no later than the date specified in Exhibit 2.7(b)(iii).

                  (c) TERMINATION OF LESS THAN ALL SERVICES. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

                  (d) USER IDs, PASSWORDS. The parties shall use good faith efforts at the termination or expiration of this Agreement or any specific Exhibit hereto, to ensure that all user IDs and passwords are canceled and, subject to Section 2.6(c), that any data pertaining solely to the other parties are deleted or removed from Systems.

                  2.8 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION.

                  (a) DISCLAIMER OF WARRANTIES. EACH PROVIDING COMPANY AND ITS SUBSIDIARIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. EACH PROVIDING COMPANY AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

                  (b) LIMITATION OF LIABILITY; INDEMNIFICATION OF RECEIVING COMPANY. Each Providing Company and its Subsidiaries shall have no Liability to any Receiving Company with respect to its furnishing any of the Services hereunder except for Liabilities arising out of or resulting from the gross negligence or willful misconduct occurring after the Genco Distribution Date of the Providing Company or any of its Subsidiaries. Each Providing Company will indemnify, defend and hold harmless each Receiving Company in respect of all such Liabilities arising out of or resulting from such gross negligence or willful misconduct. Such indemnification obligation shall be a Liability of the Providing Company for purposes of the Genco Separation Agreement, and the provisions of Article III of the Genco Separation Agreement with respect to indemnification shall govern with respect thereto. IN NO EVENT SHALL A PROVIDING COMPANY OR ANY OF ITS SUBSIDIARIES HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, SERVICES FOR LOSS OF ANTICIPATED PROFITS BY REASON OF ANY BUSINESS INTERRUPTION, FACILITY SHUTDOWN OR NON-OPERATION, LOSS OF DATA OR OTHERWISE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, OR BREACH OF OBLIGATIONS HEREUNDER AND WHETHER OR NOT THE PROVIDING COMPANY OR ANY OF ITS SUBSIDIARIES WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES.

                  (c) LIMITATION OF LIABILITY; INDEMNIFICATION OF PROVIDING COMPANY. Each Receiving Company shall indemnify and hold harmless each Providing Company in respect of all Liabilities arising out of or resulting from the Providing Company's furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of or resulting from the gross negligence or willful misconduct of the Providing Company. The provisions of this indemnity shall apply only to losses that relate directly to the provision of Services. Such indemnification obligation shall be a Liability of the Receiving Company for purposes of the Genco Separation Agreement and the provisions of Article III of the Genco

Separation Agreement with respect to indemnification shall govern with respect thereto. IN NO EVENT SHALL A RECEIVING COMPANY OR ANY OF ITS SUBSIDIARIES HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, SERVICES FOR LOSS OF ANTICIPATED PROFITS BY REASON OF ANY BUSINESS INTERRUPTION, FACILITY SHUTDOWN OR NON-OPERATION, LOSS OF DATA OR OTHERWISE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, OR BREACH OF OBLIGATIONS HEREUNDER AND WHETHER OR NOT THE PROVIDING COMPANY OR ANY OF ITS SUBSIDIARIES WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES.

                  (d) SUBROGATION OF RIGHTS VIS-A-VIS THIRD PARTY CONTRACTORS. In the event any Liability arises from the performance of Services hereunder by a third party contractor, the Receiving Company shall be subrogated to such rights, if any, as the Providing Company may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of the Receiving Company. Subrogation under this
Section 2.8(d) shall not affect the obligation of the Providing Company to perform Services under this Agreement.

                  2.9 REPRESENTATIVES. The parties shall each appoint one or more Representatives to facilitate communications and performance under this Agreement. The maximum number of Representatives for each party shall be three, one for each of the three principal categories specified in Section 2.1(a). Each party may treat an act of a Representative of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving notice in writing to the other party setting forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement (or matters relating to one or more categories specified in Section 2.1(a)). Each Representative is hereby authorized by the party he or she represents to approve the establishment of new or modifications to existing Exhibits for Initial Services before or after the Genco Distribution Date and the addition of new Exhibits for Additional Services after the Genco Distribution Date.

                  2.10 EMPLOYEE MATTERS. To the extent Genco has adopted such plans or programs, eligible employees of Genco will continue to participate in CenterPoint's benefit plans and programs after the Genco Distribution Date, in accordance with the terms and conditions of such plans and programs as they may be amended or terminated by CenterPoint at any time, for so long as CenterPoint continues to own 80% or more of the shares of Genco common stock or such earlier date as Genco elects to terminate participation in one or more of such plans or programs.

                                   ARTICLE III
                                  MISCELLANEOUS

                  3.1 TAXES. (a) General. Each Receiving Company shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of Services under this Agreement, including any tax which a Receiving Company is

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required to withhold or deduct from payments to a Providing Company, except any net income tax imposed upon the Providing Company by the country of its incorporation or any governmental entity within its country of incorporation.

                  (b)      Sales Tax Liability and Payment. Notwithstanding
Section 3.1(a), each Receiving Company is liable for and will indemnify and hold harmless any Providing Company from all sales, use and similar taxes (plus any penalties, fines or interest thereon) (collectively, "Sales Taxes") assessed, levied or imposed by any governmental or taxing authority on the providing of Services by the Providing Company to the Receiving Company. The Providing Company shall collect from the Receiving Company any Sales Tax that is due on the Service it provides to such Receiving Company and shall pay such Sales Tax so collected to the appropriate governmental or taxing authority.

                  3.2 LAWS AND GOVERNMENTAL REGULATIONS. The Receiving Company shall be responsible for (i) compliance with all laws and governmental regulations affecting its business and (ii) any use the Receiving Company may make of the Services to assist it in complying with such laws and governmental regulations. The provision of Services shall comply, to the extent applicable, with CenterPoint's Internal Code of Conduct. The Providing Company shall comply with all laws and governmental regulations applicable to the provision of Services.

                  3.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

                  3.4 REFERENCES. All reference to Sections, Articles, Exhibits or Schedules contained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the singular herein shall be deemed to be or include the plural (and vice versa) whenever appropriate. The use of the words "hereof", "herein", "hereunder", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.

                  3.5 MODIFICATION AND AMENDMENT. Except for modifications to Exhibits, which may be made by Representatives pursuant to Section 2.9 hereof, this Agreement may not be modified or amended, or any provision waived, except in the manner set forth in the Genco Separation Agreement.

                  3.6 INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any of the Exhibits hereto, the terms of this Agreement, other than charges, shall control.

                  3.7 RESOLUTION OF DISPUTES. If a dispute, claim or controversy results from or arises out of or in connection with this Agreement or the performance of, or failure to perform, the Services, the parties agree to use the procedures set forth in Article VII of the Genco Separation Agreement, in lieu of other available remedies, to resolve the same.

                  3.8 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated by Section 2.2, no party shall assign this Agreement or any rights herein without the prior written consent of the other party, which may be withheld for any or no reason.

                  3.9 NOTICES. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's Chief Executive Officer at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

                  3.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  3.11 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted.

                  3.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                  3.13 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

                  3.14 RESERVATION OF RIGHTS. The waiver by either party of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that party shall have available to it, nor shall such waiver operate to waive the party's rights to any remedies due to a future breach, whether of a similar or different nature. The failure or delay of a party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that party may exercise that right at any time.

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

Any single or partial exercise of any particular right by a party shall exhaust the same or constitute a waiver of any other right.

                  3.15     ENTIRE AGREEMENT. All understandings,
representations, warranties and agreements, if any, heretofore existing between the parties regarding the subject matter hereof are merged into this Agreement, which fully and completely express the agreement of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Transition Services Agreement as of the date first above written.

                                  CENTERPOINT ENERGY, INC.

                                  By: /s/ DAVID M. MCCLANAHAN
                                      ------------------------------------------
                                      David M. McClanahan
                                      President and Chief Executive Officer

                                  TEXAS GENCO HOLDINGS, INC.

                                  By: /s/ DAVID G. TEES
                                      ------------------------------------------
                                      David G. Tees
                                      President and Chief Executive Officer

                                       17

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                                                               EXHIBIT 2.1(a)(i)

                            CORPORATE CENTER SERVICES

A1.      OFFICE OF THE CHIEF ACCOUNTING OFFICER.

                  The Office of the Chief Accounting Officer includes the general activities and costs to support the Office of the Chief Accounting Officer such as salaries for the Chief Accounting Officer and an Executive Assistant as well as the costs associated with the following corporate centers:

         A.1.1.   Corporate Risk Control.

         The major activities and costs associated with this corporate cost center include:

         -        Establish and monitor risk policies and limits.

         - Ensure the adequacy of SBU's infrastructures to comply with established risk control policies, procedures and limits.

         - Ensure reasonableness of valuation methodologies, assumptions and models.

         - Provide support and oversight for the development of capital projects and other major commitments.

         -        Provide consulting on risk-related activities as needed.

         -        Support Board of Directors Audit Committee

         A.1.2.   Financial Accounting.

         Major activities and costs associated with this corporate center include:

         -        Preparation of internal and external financial reports.

         -        Financial analysis of the results of operations.

         -        External audit fees.

         -        Consulting fees relating to financial accounting issues.

         -        SEC compliance reporting.

         -        Accounting support of financing activities.

         -        Accounting support for various strategic planning initiatives.

         -        Financial projections and quarterly performance reviews.

         - Accounting support on business unit capital projects, acquisitions, etc.

         -        Support Board of Directors Audit Committee

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         A.1.3.   Federal Tax.

         Major activities and costs associated with this corporate center include:

         -        Federal tax planning.

         -        Preparation of estimates of federal taxes.

         -        Calculation of current and deferred federal tax expense.

         -        Current taxes payable and deferred tax liability.

         -        Preparation of federal income tax returns.

         - Coordination and response to Internal Revenue Service inquiries and audits.

         - Preparation and maintenance of international tax data for accrual and dividend planning purposes.

         -        Maintenance of tax systems.

         -        Monitoring proposed tax legislation.

         -        Litigation support for federal tax issues.

         - Due diligence reviews of tax implications of proposed acquisitions.

         - Consulting fees related to federal tax issues and strategic planning.

         A.1.4.   State and Local Tax.

         Major activities and costs associated with this corporate center include:

         -        Preparation of sales and use tax returns.

         -        Preparation of state income and franchise tax returns.

         -        Preparation of estimates and payment of state income taxes.

         - Calculation of state current and deferred tax expense, current taxes payable, and deferred tax liabilities.

         -        State tax planning.

         - Coordination and response to state and local tax inquiries and audits.

         - Costs of consulting fees related to sales, use, and state tax issues, and strategic planning.

         -        Preparation of SFAS 109 accruals.

         - Performance of due diligence reviews for proposed acquisitions and state income tax estimates for proposed acquisitions.

         - Monitoring of proposed tax legislation and preparing appropriate response.

         -        Litigation support for state and local tax issues.

                                        2

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         A.1.5.   Property Tax.

         Major activities and costs associated with this corporate center include:

         - Payment and review of property taxes and preparation of returns.

         -        Negotiation of property taxes.

         - Costs of consulting fees related to property and tax issues and strategic planning.

         A.1.6.   Internal Audit.

         The major activities and costs associated with this corporate center include:

         - Internal process and financial reviews of business units and business units' functions.

         -        Internal process reviews of corporate functions.

         -        Assist in the external audit.

         -        Review of benefit payments, travel expenses, etc.

         -        Operational audits.

         - Assist in due diligence reviews of projects, acquisitions, etc.

         -        Participate and supplement corporate risk functions.

         -        Support Board of Directors Audit Committee.

A2.      CORPORATE FINANCE.

                  Corporate Finance includes the general activities and costs such as salaries of the Vice President Corporate Finance, Treasurer and executive assistants, and consulting costs related to financings and insurance. This area also includes the costs and activities associated with the following corporate cost centers:

         A.2.1.   Financial Services.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the financial services function.

         -        Debt compliance monitoring.

         - Payment of financing obligations (including interest) and related fees, trust fees, etc.

         - Review of pension plan portfolio and make funding payments to the pension trust. (Trust Administration)

         -        Trust administration for nuclear decommissioning trust.

                                        3

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         A.2.2.   Cash Management.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support cash management including department salaries, secretarial services, and supplies.

         - Payment of financing obligations (including interest) and related fees.

         -        Daily cash management.

         -        Monitoring bank accounts.

         -        Execution of wire transfers.

         -        Forecasting cash needs.

         - Managing banking relations in order to resolve problems and to minimize transaction costs.

         A.2.3.   Corporate Insurance.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the insurance benefits group including salaries for department employees.

         -        Internal evaluation of insurance risks and needs.

         -        Consulting costs related to insurance evaluations.

         A.2.4.   Investor Services.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the investor services department including salaries and supplies.

         -        Payment of dividends to shareholders.

         -        Coordination of dividend reinvestment plan.

         -        Mailing of annual reports

         -        Shareholder recordkeeping.

         -        Coordination of shareholder meetings.

         A.2.5.   Corporate Finance.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the corporate finance function.

         - Evaluation and implementation of optimal capital structures, optimal sources of capital, and the attraction of capital.

         -        Support for investment activities.

         -        Establishment of and preservation of the liquidity.

                                        4

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         -        Establishment and maintenance of relations with the rating agencies, banks, and the fixed income, mezzanine and private equity communities.

         -        Preparation of periodic rating agency presentations.

A3.      INVESTOR RELATIONS.

                  Major costs and activities associated with this corporate cost center include:

         - General activities and costs to support the investor relations department including salaries of department employees, secretarial services, travel, and meeting costs.

         - Communication with the investment community (institutional investors and shareholders) about earnings and business strategies.

         -        Plan and prepare analyst presentations.

         -        Meetings with security analysts and rating agencies.

         - Prepare financial analysis to support discussions with security analysts and rating agencies.

         - Prepare print publications (reports/fact sheets) sent to third parties including investors, analysts, shareholders and rating agencies.

         -        Speechwriting for financial presentations/meetings.

A4.      CORPORATE PLANNING

                  The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support strategic planning for corporate and business units such as salaries of strategic planning department employees, secretarial services, consulting costs, etc.

         - Assistance to business units in the development of strategies, goals, and measures.

         - Economic and financial analysis of business unit and corporate strategies.

         - Development and analysis of five year strategic forecasts of business units.

         - Outside consulting costs related to the evaluation of strategic plans of business units and corporate.

A5.      OFFICE OF THE GENERAL COUNSEL.

                  The Office of the General Counsel (Legal Department) is responsible for managing the legal affairs. The major activities and costs that are associated with this corporate cost center include:

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

         - General legal activities and costs to support the corporate office and all business units including salaries of in-house attorneys, other legal professionals, legal assistants, outside counsel fees, travel costs, duplication costs, etc.

         -        Corporate and securities law.

         -        Employment law.

         -        Regulatory law.

         -        Contract law.

         -        Patent law.

         -        Litigation.

         -        Work related to and evaluation of legal claims.

         -        Outside counsel to assist in the above activities.

A6.      CORPORATE COMMUNICATIONS.

                  This corporate center includes those activities and costs necessary to support the administration and management of corporate communications. Services include external communications and event sponsorship with customers, media, financial audiences, and the community at large. The following corporate cost centers are also a part of corporate communications:

         A.6.1.   Internal Relations.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the internal relations department including department salaries, secretarial service, publications, printing costs, etc.

         -        Internal communication assistance to other business units.

         -        Internal employee communications.

         - Communication of corporate and business unit visions to the employees.

         -        Employee awards.

         -        Development and maintenance of intranet sites.

         A.6.2.   External Relations.

         - This corporate center includes the following major functions and the associated costs to support them including salaries of management, other professional and secretarial assistance, outside services for production of print, video and Internet communications materials, outside production costs for events and consulting fees.

         A.6.2.1.          Public Relations, Corporate & Financial
                           Communications

         - External communication of financial, strategic and general corporate information as well as communications to announce and launch new business ventures. Audiences include national, financial, trade and local news media, stockholders, customers, trade associations and the general public.

         - Production of annual and quarterly reports to shareholders, executive speeches, corporate brochures and videos and corporate information on Internet sites.

         - Communications support for unregulated business units, including:

                  -        Response to media inquiries

                  -        Pro-active media relations

                  -        Project communications

                  -        Event coordination

                  - Selection and supervision of outside public relations firms retained for specific projects

                  - Screening, selection and speechwriting services for speaking engagements

         A.6.2.2.          Corporate Branding & Promotions

         - Development and management of the corporate names, logotypes and brand identity standards.

         - Sponsorships and event marketing activities to create strong external awareness of CenterPoint and the unregulated business units.

         - Implementation and management of promotional opportunities created for CenterPoint and the unregulated business units through sponsorships.

         - Management of special events for other corporate centers such as Corporate Community Relations and the unregulated business units.

A7.      GOVERNMENT AFFAIRS.

                  The major activities and costs associated with this center are the salaries of executives, professionals and executive assistants as well as consultant and advisor and other costs directly related to legislative advocacy. This corporate center also includes a number of other cost centers that are described below:

         A.7.1.   Texas State Relations.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the Texas state governmental relations department including salaries of department employees, secretarial services, state legislative advocacy costs, legislative consulting and advisor costs, and travel costs, etc.

         - Lobbying activities related to industry issues, environmental issues, taxes, nuclear waste, tort reform, ethics, etc.

         -        Housing accommodations in Austin, Texas.

         A.7.2.   Limestone and Cedar Bayou Conference Centers.

         - The major activities and costs associated with this corporate cost center are to support the operation and maintenance of the Cedar Bayou Conference Center including salaries of permanent staff and site-related costs.

         A.7.3.   Federal Relations.

         The major costs and activities associated with this corporate cost center include:

         - General activities and costs to support the federal governmental relations department including salaries of department employees, secretarial services, federal legislative advocacy costs, federal legislative consulting and advisor costs, and travel costs, etc.

         - Lobbying activities related to industry issues, PUHCA, environmental issues, taxes, transportation, etc.

         A.7.4.   Third Party Initiatives.

         The major costs and activities associated with this corporate cost center include:

         - General activities and costs to support legislative initiatives including salaries of department employees, secretarial services, legislative advocacy costs, legislative consulting and advisor costs, and travel costs, etc.

         -        Preparation of ethics filings (state, local, and federal).

         - Communication with Third Party Groups to minimize adverse legislation.

         - Communication with employees encouraging participation of employees in legislative activities.

         A.7.5.   Corporate Community Relations.

         The major costs and activities associated with this corporate cost center include:

         -        Local and regional charitable contributions and donations.

         -        Coordination of corporate contributions and memberships.

         - Communication and establishment of relationship with community.

         A.7.6.   Local Government Relations.

         The major costs and activities associated with this corporate cost center include:

         - General activities and costs to support the Texas local governmental relations department including salaries of department employees, secretarial services, local legislative advocacy costs, legislative consulting and advisor costs, etc.

         - Lobbying activities related to industry issues, environmental issues, taxes, franchise taxes, operational ordinances, etc., with local regulators.

         A.7.7.   State Affairs.

         The major activities and costs associated with this corporate cost center include:

         - General activities and costs to support the State Affairs (primarily for states other than Texas) governmental relations department including salaries of department employees, secretarial services, state legislative advocacy costs, legislative consulting and advisor costs, and travel costs, etc. Outside consulting costs are direct billed to the appropriate SBU.

         - Lobbying activities related to acquiring, siting, licensing, operating and maintaining power plants along with deregulation, environmental issues, taxes, etc.

A8.      CORPORATE HUMAN RESOURCES

         A.8.1.   Compensation Design and Delivery

         Major activities and costs associated with this corporate center include:

         -        Provide consultation and counseling on compensation issues.

         - Provide data input, execution and retrieval for compensation activities including planning, promotions, adjustments, recognition, etc.

         - Design and deliver base compensation, variable compensation, long-term incentives, and recognition/retention programs.

         A.8.2.   Benefits Design and Delivery

         Major activities and costs associated with this corporate center include:

         - Design and deliver pension, savings, medical insurance, life insurance, and other related health and welfare programs.

         - Design and deliver annual enrollment process and other benefit plan models.

         - Focal point for providing salary survey and market information for compensation planning.

         - Lead and manage benefits call center relationship process to insure client satisfaction with benefit delivery process.

         - Perform due diligence of all acquisitions and divestitures related to benefit plans.

         - Deliver benefit programs, processes, and governance plans for implementation within business/functional units.

         A.8.3.   Recruiting, Staffing and Selection

         Major activities and costs associated with this corporate center include:

         - Design, develop and implement internal and external hiring process including college campus, local markets, and global experienced candidate selection.

         -        Develop interview and selection process.

         -        Manage contingent workforce contracts and relationships.

         -        Manage labor and union relationships.

         - Manage separation process and policy including outplacement service providers.

         - Develop and administer relocation process both on a domestic and an international basis.

         - Provide for effective SAP interface and implementation of technology support and resources to provide reporting, data management, and user-friendly applications for client use.

         - Focal point for corporate diversity process and affirmative action plans.

         - Design and manage new hire orientation and related employee processing activities in conjunction with business/functional units, including pre-employment screening processes and testing activity.

         - Manage and administer unemployment and worker compensation claims.

         A.8.4.   Organization Effectiveness and Learning

         Major activities and costs associated with this corporate center include:

         - Design and/or select learning resources to support client needs and build competencies.

         - Deliver tools and services to clients to facilitate organizational assessment, benchmarking, problem solving, process re-engineering, breakthrough thinking, change management, and succession planning.

         - Manage external provider relationships for delivery of training and other learning/assessment resources.

         - Manage and schedule internal learning facilities and resources including training rooms, conference sites, materials, and distance learning processes.

         - Tool development and implementation process for delivery of Individual Performance Improvement Process.

A9.      REGULATORY

         Major activities and costs associated with this corporate center include:

         - Identifying, analyzing and communicating key issues related to the public, local, state and federal regulators.

         -        Preparation of filings.

         -        Participation in hearings.

         -        Communication to internal and external stakeholders.

         -        Regulatory planning and policy.

                                                              Exhibit 2.1(a)(ii)

                         INFORMATION TECHNOLOGY SERVICES

SERVICE 1: DATA CIRCUIT MANAGEMENT

         -    Circuit Connection and Internal Distribution

         -    Capacity Monitoring

         -    Circuit Consolidation Services

         -    Carrier Management and Administration (Life Cycle Management)

         -    Access to CenterPoint Private Communication Network

         -    Software/Hardware Maintenance for Data Network Components

         -    Vendor and Contract Management

         -    Problem Identification & Resolution

SERVICE 2: DESKTOP DATA DEVICE SERVICES

         -    Desktop Connectivity

         -    WAN Access & Transport

         -    Information Security

         -    Nerve Center Monitoring

         -    Vendor Contract Management

         -    Problem Identification & Resolution

SERVICE 3: SOLUTIONS DELIVERY (PROGRAMMING)

         SAP PRODUCTION SUPPORT

               -     SAP Applications/Development

               -     Modifications/Enhancements

               -     Deployment/Training

               -     Functional Teams

               -     Problem Identification & Resolution.

SERVICE 4: MAINFRAME OPERATIONS

         PART 1: CPU UTILIZATION & MAINFRAME DATA STORAGE

               -     Monitoring by IT Nerve Center

               - Disaster Recovery Services for non-SAP mainframe applications

               - Migration and automated scheduling of corporate applications

               - Planning, design, acquisition, installation of hardware and software upgrades

               -     Performance tuning

               -     Capacity planning and analysis (CPU, DASD, tape)

               -     Microfiche processing

               -     Online report viewing and archival

               -     White paper print (mainframe application reports)

               -     Distribution of mainframe reports to LAN printers

               -     Enterprise Change Management

               -     SAP infrastructure support

               -     Problem Identification & Resolution

         PART 2: DEDICATED SERVER SUPPORT (NON-SHARED HARDWARE)

               -     Monitoring by IT Nerve Center

               -     Problem identification and resolution

               -     Backup and Recovery

               - Migration and automated scheduling of corporate applications

               - Planning, design, acquisition, installation of hardware and software upgrades

               -     Performance tuning

               -     Capacity planning and analysis

               -     Enterprise Change Management

               -     Vendor and Contract Management

               -     Problem Identification & Resolution

         PART 3: BILL PRINT

               -     OCE High-speed mainframe printers

               - Staffing, equipment maintenance, usage, supplies, etc. to support bill print

               - Planning, design, acquisition, installation of hardware and software upgrades

               -     Disaster Recovery Services (successful test in April 2000)

               -     Problem Identification & Resolution

SERVICE 5: TELECOMMUNICATIONS

         PART 1: TELEPHONE BASIC LINE

               -     Operation and maintenance of the telephone switch network

               -     Telephone Lines, Fax Machine Lines, and Modem Lines

               -     Video/Audio Teleconference Services

               -     Voice Mail and Voice Processing Services

               -     Caller ID Services

               -     411 Information / 911 Emergency Services

               -     Security

               -     Call Feature Options

               -     Problem Identification & Resolution

         PART 2: CALL CENTER BASIC LINE

               - Operation and Maintenance of the Phone System and New Applications

               -     Private Network Connectivity

               -     Agent Consoles and Headsets

               -     Detailed Real-Time / Historical Call Traffic Management
                     Reports

               -     Security

               -     Problem Identification & Resolution

         PART 3: VOICE SERVICES MOVES/ADDS/CHANGES

               - Consultation and technician time to add, move, or reconfigure voice assets

               - Voice desktop telephone lines, modem lines, fax machine lines

               -     Miscellaneous cables and connectors

         PART 4: RADIO SERVICES

               -     Radio frequency coordination

               -     Maintenance of Federal Communication Commission licensing

               - Federal Aviation Administration regulatory compliance for radio towers

               -     Utility Telecommunication Counsel activities

               -     Local, state, and national regulatory activities

                                                             EXHIBIT 2.1(a)(iii)

                                 SHARED SERVICES

FACILITIES MANAGEMENT.

         Facilities Project Management.

         -        Scope development

         -        Cost and schedule estimation

         -        Design and engineering contract documents

         -        Construction management services

         -        Employee relocation

         -        Furniture acquisition and relocation

         -        Cost tracking and reporting services

         Building Operations.

         -        Janitorial services

         -        Utility services

         -        Building repairs and maintenance

         -        Employee relocations and moves

         -        General operating requirements

         Real Estate.

         - Facilities Management coordinates the sale of surplus properties, the acquisition of properties and lease negotiations

FINANCIAL SERVICES.

         Payroll Services.

         -        Issue regular payroll checks

         -        Issue special payroll checks

         -        Issue cash advances

         -        Process employee per diem expense reimbursements

         -        Process travel reimbursements

         -        Process educational assistance payments

         -        Process relocation allowances

         -        Comply with union agreements

         -        Prepare and file payroll related tax returns

         -        Issue employee W-2 forms and certain non-employee 1099s

         -        Maintain payroll records

         -        Provide litigation and audit support

         -        Comply with all payroll related reporting requirements

         -        Provide requested client support

         Remittance Processing Services

         -        Receive and initiate bank deposits for customer payments

         -        Prepare incoming mail for processing

         - Capture data image and perform data entry of payment information

         - Initiate transmission of data to the host mainframe for customer payment update

         -        Provide support for all electronic payments

         -        Perform image archiving of stubs and checks

         -        Process returned checks

         -        Provide customer/vendor interaction and resolution of payments

         - Return correspondence sent in with customer payments to central point at each business unit

         -        Perform timely reconciliation of general ledger accounts

         - Collect and return to business unit the generated forms soliciting customer participation in special programs (i.e. Bank Drafts Balanced Billing, Good Neighbor, etc) which customer returns with payment

         Check Disbursement Services.

         -        Printing of checks on standard check stock

         -        Inserting checks into a standard envelope

         - Providing separate check inserts for up to two preapproved standard inserts

         -        Sorting checks for distribution and delivery to mail room

         -        Maintenance of check printing control log

         -        Processing and posting of returned checks

         -        Investigation of fraudulent checks

         -        Processing exception items to the bank positive pay file

         Corporate Bank Reconciliation.

         - Timely reconciliation of General Ledger cash accounts to bank account balances

         State Escheat Reporting.

         - State escheat reporting including notification letters and required reporting. Maintenance of third party software and database required for escheat reporting

         Corporate Travel Services.

         Professional business travel and off site meeting services, including:

         -        Air, hotel and car reservations

         - Performs other travel support such as visa and passport services

         - Offers various alternatives for communicating travel requests (telephone, fax, e-mail and self booking tools)

         - Provides training / tips and support in making travel arrangements

         - Provides professional meeting planner to assist in arrangements including facilities, audio-visual equipment, catering, meeting logistics & contract negotiations

         Business Consulting.

         Financial Services provides business consulting services on request at hourly billing rates. Services can include client satisfaction program assistance, focus group facilitation, and new business services.

OFFICE SUPPORT SERVICES.

         Mail Services.

         - Routing and delivery of interoffice mail, U.S. mail, certified mail and overnight mail (FedEx, UPS, Airborne)

         -        Mail metering; maintenance of PO boxes and postal permits

         - Consulting on Company and U. S. Postal Service processes and requirements

         -        Daily pick-up and delivery for CenterPoint locations

         Graphics

         - Original graphic design and production services for brochures, newsletters, monthly publications, posters, invitations, calendars, quarterly reports, annual reports, and icons/logos

         - Original illustrations or photography as needed to support design projects

         -        Original design and production of signage and banners

         -        Original Web page design and production

         -        Trade show display and promotional pieces

         -        Project research and strategy planning

         -        Consulting and project coordination

         - Research and maintenance of image library to support design projects

         Office Supplies.

         Product evaluations; participation in product procurement; maintenance of standard (stock) supply lists; product delivery for standard and non-standard supplies; and vendor liaison activities.

         Forms

         -        Forms analysis

         - Business unit consulting and support for forms preparation/forms needs Forms design for new and revised forms

         - Maintenance of forms inventory levels, production and distribution

         - Participation in negotiation and maintenance of vendor contracts

         - Forms delivery via vendor to site, desktop delivery or LAN distribution

         - Maintenance of PowerForms software including strategic direction, training, and business unit support

         Insert Operations

         - Insert and mail customer bills and other high volume mailings using high speed inserting equipment

         - Order and stock customer bill envelopes and other envelopes as requested by clients

         -        Obtain/maintain lowest applicable postage rate for mailings

         -        Maintain U.S. Postal Service postage payment account

         - Meet all U.S. Postal Service preparation requirements for high volume mailers

         - Maintain documentation required to support high volume mailings for Postal discount

         - Provide consultation on Company and U.S. Postal Service requirements for mailings

         Document Center.

         -        High speed duplicating

         -        Network publishing

         -        Mainframe and variable print with postal discount capability

         -        Color copying

         -        Engineering maps reproduction

         -        Full bindery/finishing

         - Consulting and support on document preparation and printing requirements.

         -        Brochures

         -        Newsletters

         -        Monthly publication

         -        - Forms

         -        - Envelopes

         -        - Marketing and promotional pieces

         -        - Invitations

         -        Business cards

         -        Letterheads

         -        Calendars

         -        Annual reports

         Convenience Copiers

         - Arrange acquisition and maintain low-volume capacity copiers in various locations for the convenience of business units (client pays directly for copier)

         -        Administer copier contract and ensure contract compliance

         - Perform needs analysis for business unit equipment and consulting on relocations, removals, upgrades or downgrades, and new products

         -        Provide ongoing product evaluations

         -        Communicate status of equipment acquisitions, removal, etc.

         -        Maintain accurate equipment inventory and volume records

         Records Management

         - Provide storage options for clients files through contract with third party provider

         -        Coordinate Retrieval of boxes / files for client review

         - Develop and maintain a retention schedule that meets operational and legal requirements

         - Provide notification when files reach scheduled destruction date and acquires appropriate documentation to destroy records

         - Provide training and business unit support to evaluate file storage options

PROCUREMENT.

         Purchasing

         -        Establish and maintain vendor agreements

         -        Provide IT procurement support - software and license

         -        Manage the vendor base and measures vendor performance

         Logistics

         - Coordinate waste disposal with third party vendor, including disposal of hazardous wastes and PCBs (clients direct billed by vendor for third party services)

         - Provide material handling and transportation services to position hazardous waste for shipment to disposal facilities

         -        Manage disposal contractor services

         - Coordinate collection and classification of trash and waste for appropriate disposal through third party contract (clients direct billed by vendor for third party services)

         - Schedule pick up of trash containers and process documents for payment

         -        Prepare trash disposal manifests as necessary

         Accounts Payable Automated Feed.

         - Oversee automated feeds of payment requests for goods and services in the Accounts Payable system and provide reconciliation

         -        Correct automated entry rejects

         Accounts Payable Automated ERS/EDI.

         - Oversee automated entry of invoices into the Accounts Payable system via purchase order evaluated receipt settlement and electronic data interchange

         Accounts Payable Manual Invoice Processing.

         -        Process invoices manually into the Accounts Payable system

         -        Perform account code validation

         -        Validate and identify material codes

         -        Confirm to Purchase Order

         - Prepare correcting journal entries for Accounts Payable transactions

         - Image records and supporting documentation via FileNet for all non-automated invoices to support records retention and retrieval

         Accounts Payable Manual Invoice Processing without imaging.

         -        Process invoices manually into the Accounts Payable system

         -        Perform account code validation

         -        Validate and identify material codes

         -        Confirm to Purchase Order

         - Prepare correcting journal entries for Accounts Payable transactions

         Accounts Payable Ancillary.

         -        Vendor file maintenance

         -        Check processing activities

         -        State escheat process

         -        Returned check process

         -        Bank stop-payment activities

         -        Control report monitoring and correction

         -        Interactive Voice Response system maintenance

         -        Form 1099 tax reporting

         -        General ledger account reconciliation

         -        FileNet imaging system maintenance

         -        Production of on-demand standard Accounts Payable reports

         -        Monitoring procurement card exception reports

         -        Reconciliation of procurement card activity

         -        Coordination of year-end invoice accrual process

         -        Requested Accounts Payable workshops and training

         Accounts Payable Ancillary without imaging.

         -        Vendor file maintenance

         -        Check processing activities

         -        State escheat process

         -        Returned check process

         -        Bank stop payment activities

         -        Control report monitoring and correction

         -        Interactive Voice Response system maintenance

         -        Form 1099 tax reporting

         -        General ledger account reconciliation

         -        Production of on-demand standard Accounts Payable reports

         -        Monitoring procurement card exception reports

         -        Reconciliation of procurement card activity

         -        Coordination of year-end invoice accrual process

         -        Requested Accounts Payable workshops and training

         Accounts Payable Emergency Checks.

         -        Process invoices manually into the Accounts Payable system

         -        Perform account code validation

         -        Validate and identify material codes

         -        Perform vendor file maintenance (as required)

         - Image records and supporting documentation via FileNet to support records retention and retrieval

         -        Oversee manual check generation and distribution

         Inventory Accounting.

         - Reconcile inventory accounts within the Accounts Payable system.

         -        Assist in audit of inventory controls and inventory levels

         Supplier Diversity

         - Manage the GSA Subcontracting Plan and the Five-Year Plan Procurement Initiatives

         - Monitor MWBE procurement processes and procedures and associated results

         -        Respond to Federal, State, and Local
                  reports/filings/issues/concerns/requests

         - Plan and implement internal/external training, workshops, networking, and recognition events

         - Implement, evaluate, and monitor Second-Tier expectations and requirements

         -        Participate in MWBE outreach and development activities

         -        Coordinate internal Advisory Council

         - Assist clients with bids requiring MWBE participation/Update and enhance MWBE database

         - Liaison to political, business, and community organizations and councils with strong interest in supplier diversity

         - Publicize and communicate supplier diversity emphasis & awareness internally/externally

CORPORATE SECURITY

         - Provide services necessary to plan and implement physical security measures for the protection of Reliant Energy personnel and assets

         - Manage work requirements for contracted security personnel including contracted guard services and off-duty police officers

         - Plan, coordinate installation and monitor electronic security systems

         - Develop and maintain security policies and site security procedures, including periodic assessments for compliance and functionality

         - Provide security support for employees traveling or residing outside the U.S.

         -        Perform confidential investigative services

         -        Provide pre-employment verification

ADMINISTRATIVE SUPPORT.

         Business Services.

         -        Shared Services budgeting and planning functions

         - Creation, maintenance and reporting for the client satisfaction programs

         - Coordination and compilation of benchmarking/outsourcing studies

         -        Special projects/reports

                                                             EXHIBIT 2.7(b)(iii)

                                 SHARED SERVICES
                        TERMINATION NOTIFICATION PERIODS

SHARED SERVICES

TYPE OF SERVICE                                        TERMINATION PERIOD
FACILITIES MANAGEMENT
1. Facilities Project Management                       Same as building lease
2. Building Operations                                 Same as building lease
3. Real Estate                                         60 days or end of third party broker agreement

FINANCIAL ADMINISTRATION
1. Payroll                                             120 days
2. Remittance Processing                               120 days
3. Check Disbursement                                  120 days
4. Corporate Bank Reconciliation                       60 days
5. Travel                                              90 days

OFFICE SUPPORT SERVICES
1. Office Mail Services                                Same as building lease
2. Insert Operations                                   120 days
3. Graphics                                            60 days
4. Office Supplies                                     60 days
5. Forms                                               60 days
6. Document Center                                     60 days
7. Convenience Copiers                                 60 days
8. Appliance Sales                                     60 days
9. Records Management                                  120 days

PROCUREMENT
1. Purchasing                                          90 days
2. Logistics                                           90 days
3. Accounts Payable Automated                          120 days
4. Accounts Payable Manual                             120 days
5. Investment Recovery                                 90 days
6. Waste Disposal                                      90 days
7. Rubber Goods                                        90 days
8. Trash Disposal                                      90 days

CORPORATE SECURITY
1. Security Services                                   90 days (or same as building lease)

ADMINISTRATIVE SUPPORT
1. Support Charges                                     function of other services

Note: Current estimate of lease expiration at Reliant Energy Plaza is December 2004.